Aircraft Finance Trust
                        Asset Backed Notes, Series 1999-1
                          Annual Report to Noteholders
                                December 31, 2000

I. Management's Discussion and Analysis

Any statements contained herein that are not historical facts, or that might be considered an opinion or projection, whether expressed or implied, are meant as, and should be considered, forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. Aircraft
Finance Trust (AFT) assumes no obligation to update any forward-looking statements to reflect actual results or changes in the factors affecting such forward-looking statements.

Background and General

On May 5, 1999, AFT issued $1,209 million of Asset Backed Notes (the "Initial Notes"). The Notes were issued in five classes; Class A-1, Class A-2, Class B, Class C and Class D. The Initial Notes were issued simultaneously with the execution of an agreement for the sale of the beneficial interest of AFT for $39 million and an agreement to acquire 36 commercial jet aircraft for $1,196 million. On January 20, 2000, AFT completed an exchange offer whereby AFT issued four classes of new notes (the "Exchange Notes") in exchange for the four corresponding classes of the Initial Notes. The terms of the Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended. The Class D Notes remain unchanged. $3 million of the Class A-2 Initial Notes were not tendered in the exchange offer and remain outstanding.

AFT is a special purpose entity, which owns aircraft subject to operating leases. AFT's business consists of aircraft leasing activities. AFT may also engage in acquisitions of additional aircraft and sales of aircraft. Any acquisitions of additional aircraft and the related issuance of additional notes will require confirmation by the rating agencies that they will not lower, qualify or withdraw their ratings on the outstanding Notes as a result. AFT's cash flows from such activities will be used to service the interest and principal on the outstanding Notes and to make distribution of remaining amounts to the holders of the beneficial interest certificates, after the payment of expenses incurred by AFT.

AFT's ability to generate sufficient cash from its aircraft assets to service the Notes will depend primarily on the rental rates it can achieve on leases, the lessees' ability to perform according to the terms of the leases and the prices it can achieve on any aircraft sales. AFT's ability to service the Notes will also depend on the level of AFT's operating expenses, including maintenance obligations that are expected to increase as the aircraft age, and any unforseen contingent liabilities. The indenture governing the Notes requires that AFT maintain a cash reserve balance on deposit in the Collections Account and permits AFT to establish a credit facility, in order to provide a source of liquidity for AFT's obligations.

Interest incurred by AFT on the Notes and the rental and other income received by AFT under operating leases are based on combinations of variable and fixed measures of interest rates. AFT is exposed to interest rate risk to the extent that the mix of variable and fixed interest obligations under the Notes do not correlate to the mix of variable and fixed rents under operating leases. AFT has engaged advisors to monitor interest rates in order to mitigate its exposure to unfavorable variations. AFT utilizes interest rate swaps that shift the risk of fluctuations in floating rates to the counterparty in exchange for fixed payments by AFT. Risks in the use of these instruments arise from the possible inability of the counterparties to meet the terms of their contracts and from market movements in securities values and interest rates.

AFT is a party to seven interest rate swap agreements. Under the agreements, AFT will pay a fixed rate of interest on the notional amount to the counterparty and, in turn, the counterparty will pay AFT a rate of interest on the notional amount based on 30-day LIBOR. On December 31, 2000, the estimated fair value of these interest rate swaps was approximately $1.7 million.

Additional financial information regarding AFT, including AFT's annual and quarterly reports on Forms 10-K and 10-Q, respectively, have been filed with the Securities and Exchange Commission. These reports can be viewed at the SEC's website (http://www.sec.gov).

The indenture governing the Notes and other governing documents impose restrictions on how AFT operates its business. These restrictions may limit the ability to compete effectively in the aircraft leasing market under certain circumstances. For example, there are concentration limits contained in the indenture that restrict AFT's ability to lease a certain percentage of aircraft to any individual lessee, to lessees in particular countries, or to lessees in particular geographical regions. Most of AFT's competitors do not operate under such restrictions. The tables included in the section "Description of the Aircraft and Leases" illustrate such concentrations as of December 31, 2000.


Recent Developments

The Aircraft and Lessees

     Under the terms of the indenture, AFT is required to obtain annual appraisals of its aircraft. In February 2001, AFT received appraisals of the adjusted base values of the aircraft as of December 31, 2000 from three independent appraisers that are members of the International Society of Transport Aircraft Trading. The average of the three appraisals was $1,177.4 million. Such average is below the assumed portfolio values set forth in the indenture relating to the notes for certain months in 2001. This reduction in the appraised value of the portfolio resulted in an increased scheduled principal payment to the Class A Notes in March 2001.

     In February 2000, a B737-300 aircraft formerly leased to a Dutch lessee was delivered for lease to a lessee based in the Philippines for a lease term of 57 months. The aircraft with respect to this lessee represents approximately 2.5% of the aggregate appraised value of all aircraft owned at December 31, 2000.

     In March 2000,  AFT entered into a  restructuring  agreement  with Canadian
Airlines, a lessee of two Airbus A320-200 aircraft. Under the restructuring agreement, Canadian Airlines, a subsidiary of Air Canada, was replaced by Air

Canada Capital LTD as the new lessee. Air Canada guarantees these leases. Pursuant to this restructuring, the cash security deposits of $1.5 million held by AFT in connection with these aircraft were returned to Canadian Airlines. As of December 31, 2000, all current rent amounts due under these leases had been paid. The two aircraft with respect to this lessee represent approximately 4.6% of the aggregate appraised value at December 31, 2000.

     In April 2000, AFT entered into an agreement for one MD-83 aircraft, currently leased to an Italian lessee, to extend the lease from April 2000 to November 2001. The aircraft with respect to this lessee represents approximately 2.0% of the aggregate appraised value at December 31, 2000.

     In April 2000, a B737-400 aircraft formerly leased to a Turkish lessee was returned early and re-delivered to a new lessee (based in Belgium) in April 2000 for a lease term of 36 months. This aircraft represents approximately 2.7% of the aggregate appraised value at December 31, 2000.

     In May 2000, a B737-300 aircraft formerly leased to Transbrasil was returned early. In July 2000, this aircraft was delivered to VARIG for a lease term of 60 months. The aircraft with respect to this lessee represents approximately 2.6% of the aggregate appraised value at December 31, 2000.

     In June 2000, a B767-300ER aircraft formerly leased to a Swedish lessee was delivered for lease to a Canadian lessee for a lease term of 36 months. The aircraft with respect to this lessee represents approximately 4.7% of the aggregate appraised value at December 31, 2000.

     In July 2000, a second B737-400 aircraft was returned from a Turkish lessee. On December 5, 2000 this aircraft was delivered to an Indonesian lessee for a lease term of 60 months. This aircraft represents approximately 2.6% of the aggregate appraised value at December 31, 2000.

     In September 2000, an A320-200 aircraft formerly leased by a lessee based in the United States was returned early. In October 2000, this aircraft was delivered to a lessee based in Mexico for a lease term of 60 months. This aircraft represents approximately 2.6% of the aggregate appraised value at December 31, 2000.

     In January 2001, a B737-300 aircraft formerly leased by a lessee based in Ireland was returned early. AFT has entered into a letter of intent with a lessee based in the United Kingdom for a short term lease of 6 months. The projected delivery date of the aircraft is March 31, 2001. This aircraft represents approximately 2.4% of the aggregate appraised value at December 31, 2000.

     On January 10, 2001, Trans World Airlines, Inc. ("TWA"), one of AFT's lessees, filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). TWA leases one aircraft from AFT, which represents 4.9% of the aircraft by aggregate appraised value as of December 31, 2000. On March 23, 2001, TWA paid rents due as of March 22, 2001. There can be no assurances that TWA will continue to make the rental and other payments required under the leases with AFT. TWA's failure to make such payments would have an adverse impact on AFT's revenues and cash flows. By order of Judge Peter J. Walsh dated March 12, 2001, the Bankruptcy Court authorized American Airlines, Inc.'s ("American") bid, submitted on February 28, 2001, to sell substantially all of TWA's assets to American. As of March 30, 2001, AFT is in negotiations with American with respect to the TWA lease. However, there are no assurances that such negotiations will not reduce lease payments, or that the related aircraft will not be returned to AFT. On

April 9, 2001, the U.S. Justice Department granted regulatory approval and the deal between American and TWA was completed.


Other Developments

     On January 20, 2000, AFT completed an exchange offer whereby AFT issued four classes of new Notes, the Exchange Notes, designated Class A-1, A-2, B and C, in exchange for the four corresponding classes of the Initial Notes. The terms of the Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended. The Class D Notes were not exchanged and remain unchanged. $3 million of the Class A-2 Initial Notes were not tendered in the exchange offer and remain outstanding.

     As previously discussed, AFT has entered into agreements with two lessees for the two aircraft formerly leased to Turkish and Brazilian lessees. As a result of these agreements, the concentration of the five largest lessees is 39.04% of the most recent appraised value of the portfolio. One of the concentration limits in the indenture requires the five largest lessees not to exceed 35% of the most recent appraised value of the portfolio. Under the indenture, AFT is not permitted to enter into a lease agreement that would exceed certain concentration limits unless it receives rating agency confirmation that the rating agencies will not downgrade, qualify, or withdraw their ratings on the Notes. AFT received such rating agency confirmations from the rating agencies during June, 2000.

     On June 21, 2000, Wayne Lippman tendered his resignation as equity trustee of AFT effective upon the appointment of a replacement. Donald G. Butler has been appointed by the holders of the beneficial interests in AFT as the new equity trustee of AFT.

     On November 29, 2000, Phoenix American Incorporated (PAI), an affiliate of Resource/Phoenix Incorporated (RP), agreed to buy substantially all of RP's assets. RP was the initial administrative agent for AFT. Phoenix American Financial Services Inc. (PAFS), an affiliate of PAI, will act as the administrative agent of AFT in place of RP.

     During the year ended December 31, 2000, there were four lessees on non-accrual status. With respect to these lessees three aircraft have been returned early, as discussed above, and the other is still under lease. The total amount of rent and maintenance reserve payments outstanding under the leases for the five aircraft from these four lessees amounted to approximately $6.5 million as of December 31, 2000. One of these lessees, based in Brazil, owed approximately $1.0 million at December 31, 2000 for outstanding maintenance reserve payments, after the application of a $1.0 million cash security deposit. The second lessee based in the United States owed approximately $1.3 million at December 31, 2000 for outstanding maintenance reserve payments after the application of $0.8 million of cash security deposits and a letter of credit. The third lessee, based in Turkey, owed approximately $3.6 million at December 31, 2000 for outstanding rent and maintenance reserve payments after the application of $1.1 million of cash security deposits and letters of credit. The fourth lessee, also based in the United States, owed approximately $0.6 million at December 31, 2000 for outstanding rent.

     As of December 31, 2000, AFT has repaid aggregate principal on the Notes of $82.2 million, as compared to $70.2 million anticipated in the Offering
Memorandum dated April 21, 1999. For a more detailed analysis of AFT's performance compared to the assumptions in the Offering Memorandum, see "Analysis of Activity in the Collection Account and Comparison of Actual versus Expected Payment Results". AFT's ability to generate sufficient cash from its aircraft assets to service the outstanding Notes will depend primarily on the rental rates it can achieve on leases, the lessees' ability to perform according to the terms of the leases and the prices it can achieve on any aircraft sales. AFT's ability to service the outstanding Notes will also depend on the level of AFT's operating expenses, including maintenance obligations that are expected to increase as the aircraft age, and any unforeseen contingent liabilities. The indenture governing the Notes requires that AFT maintain a cash reserve balance on deposit in a collections account and permits AFT to establish a credit facility, in order to provide a source of liquidity for AFT's obligations.


II. Analysis of Activity in the Collection Account and Comparison of Actual versus Expected Payment Results

AFT makes payments on the Notes monthly on the 15th of each month, or the next business day if the 15th is not a business day (the "Payment Date"). The amount of cash available for payment is determined on the Calculation Date, which is defined as being four business days prior to the Payment Date. For the purposes of this report, the "Twelve Month Period" comprises information from the Twelve Monthly Reports to Noteholders through December 15, 2000 and the "Cumulative to Date", comprises information from all of the Monthly Reports to Noteholders since the Closing Date, May 5, 1999, through December 15, 2000.

The April 21, 1999 Offering Memorandum (the "Offering Memorandum") contains assumptions in respect of AFT's future cash flows and expenses and expected payment results (the "Assumed Case"). The following reports contain an analysis of the actual cash flows versus the Assumed Case for the Twelve Month Period and Cumulative to Date.

                             Aircraft Finance Trust
                        Asset Backed Notes, Series 1999-1
                      Actual Cash Flows versus Assumed Case
          Twelve Month Period - December 16, 1999 to December 15, 2000


                                Twelve Month Period ended December 15, 2000       As % of Assumed Gross Lease Revenue
                                -------------------------------------------       -----------------------------------
                                   Actual         Assumed        Variance          Actual        Assumed      Variance
                                   ------         -------        --------          ------        -------      --------
CASH COLLECTIONS
Lease rentals                      133,920,468    133,920,468               0         100.00%       100.00%        0.00%
- Renegotiated leases                (366,620)              0       (366,620)          -0.27%         0.00%       -0.27%
- Rental resets                    (2,648,611)              0     (2,648,611)          -1.98%         0.00%       -1.98%
                               -----------------------------------------------  -----------------------------------------
Contracted lease rentals           130,905,237    133,920,468     (3,015,231)          97.75%       100.00%       -2.25%

Movement in current arrears          1,693,627              0       1,693,627           1.26%         0.00%        1.26%
balance
Less net stress related costs
- Bad debts                          (844,084)    (1,342,873)         498,789          -0.63%        -1.00%        0.37%
- AOG                              (2,298,627)    (4,028,618)       1,729,991          -1.72%        -3.01%        1.29%
- Other leasing income                 223,436              0         223,436           0.17%         0.00%        0.17%
                               -----------------------------------------------  -----------------------------------------
Sub-total                          (1,225,648)    (5,371,491)       4,145,843          -0.92%        -4.01%        3.10%

Net lease revenues                 129,679,589    128,548,977       1,130,612          96.83%        95.99%        0.84%
                               -----------------------------------------------  -----------------------------------------

Interest earned                      5,407,437      2,973,120       2,434,317           4.04%         2.22%        1.82%

Maintenance receipts                20,625,440                     20,625,440          15.40%                     15.40%
Maintenance disbursements         (11,300,915)                   (11,300,915)          -8.44%                     -8.44%
                               -----------------------------------------------  -----------------------------------------
Net maintenance                      9,324,525              0       9,324,525           6.96%         0.00%        6.96%

                               -----------------------------------------------  -----------------------------------------
     Total cash collections        144,411,551    131,522,097      12,889,454         107.83%        98.21%        9.62%
                               -----------------------------------------------  -----------------------------------------

CASH EXPENSES
Aircraft operating expenses        (4,211,133)    (5,371,490)       1,160,357          -3.14%        -4.01%        0.87%

SG&A expenses
Aircraft servicer fees             (4,388,193)    (4,418,145)          29,952          -3.28%        -3.30%        0.02%
Other                              (1,239,977)    (2,100,000)         860,023          -0.93%        -1.57%        0.64%
                               -----------------------------------------------  -----------------------------------------
Sub-total                          (5,628,170)    (6,518,145)         889,975          -4.20%        -4.87%        0.66%

                               -----------------------------------------------  -----------------------------------------
     Total cash expenses           (9,839,303)   (11,889,635)       2,050,332          -7.35%        -8.88%        1.53%
                               -----------------------------------------------  -----------------------------------------

NET CASH COLLECTIONS
Total cash collections             144,411,551    131,522,097      12,889,454         107.83%        98.21%        9.62%
Total cash expenses                (9,839,303)   (11,889,635)       2,050,332          -7.35%        -8.88%        1.53%
Movement in expense account        (6,381,831)              0     (6,381,831)          -4.77%         0.00%       -4.77%
Interest payments                 (85,290,056)   (71,065,167)    (14,224,889)         -63.69%       -53.07%      -10.62%
Swap receipts (payments)             6,452,022    (5,115,039)      11,567,061           4.82%        -3.82%        8.64%

                               -----------------------------------------------  -----------------------------------------
     Total                          49,352,383     43,452,256       5,900,127          36.85%        32.45%        4.41%
                               -----------------------------------------------  -----------------------------------------

Principal payments
A1                                           0              0               0           0.00%         0.00%        0.00%
A2                                (46,095,921)   (40,163,131)     (5,932,790)         -34.42%       -29.99%       -4.43%
B                                  (3,256,462)    (3,289,125)          32,663          -2.43%        -2.46%        0.02%
C                                            0              0               0           0.00%         0.00%        0.00%
D                                            0              0               0           0.00%         0.00%        0.00%
                               -----------------------------------------------  -----------------------------------------
     Total                        (49,352,383)   (43,452,256)     (5,900,127)         -36.85%       -32.45%       -4.41%
                               -----------------------------------------------  -----------------------------------------


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

                             Aircraft Finance Trust
                        Asset Backed Notes, Series 1999-1
                      Actual Cash Flows versus Assumed Case
              Cumulative to Date - May 5, 1999 to December 15, 2000


                                             Cumulative to Date                        As % of Assumed Lease Rentals
                                             ------------------                        -----------------------------
                                   Actual         Assumed         Variance           Actual        Assumed      Variance
                                   ------         -------         --------           ------        -------      --------
CASH COLLECTIONS
Lease rentals                     217,204,725     217,204,725                0          100.00%       100.00%        0.00%
- Renegotiated leases               (405,265)               0        (405,265)           -0.19%         0.00%       -0.19%
- Rental resets                   (2,155,629)               0      (2,155,629)           -0.99%         0.00%       -0.99%
- Excess rents at closing           5,924,523               0        5,924,523            2.73%         0.00%        2.73%
                               ------------------------------------------------   -----------------------------------------
Contracted lease rentals          220,568,354     217,204,725        3,363,629          101.55%       100.00%        1.55%

Movement in current arrears         (618,725)               0        (618,725)           -0.28%         0.00%       -0.28%
balance
Less net stress related costs
- Bad debts                       (2,173,418)     (2,177,996)            4,578           -1.00%        -1.00%        0.00%
- AOG                             (2,298,627)     (6,533,989)        4,235,362           -1.06%        -3.01%        1.95%
- Other leasing income                320,370               0          320,370            0.15%         0.00%        0.15%
                               ------------------------------------------------   -----------------------------------------
Sub-total                         (4,770,400)     (8,711,985)        3,941,585           -2.20%        -4.01%        1.81%

Net lease revenues                215,797,954     208,492,740        7,305,214           99.35%        95.99%        3.36%
                               ------------------------------------------------   -----------------------------------------

Investment income                   7,654,734       4,796,355        2,858,379            3.52%         2.21%        1.32%

Maintenance receipts               30,797,982                       30,797,982           14.18%                     14.18%
Maintenance disbursements        (15,125,923)                     (15,125,923)           -6.96%                     -6.96%
                               ------------------------------------------------   -----------------------------------------
Net maintenance                    15,672,059               0       15,672,059            7.22%         0.00%        7.22%

                               ------------------------------------------------   -----------------------------------------
     Total cash collections       239,124,747     213,289,095       25,835,652          110.09%        98.20%       11.89%
                               ------------------------------------------------   -----------------------------------------

CASH EXPENSES
Aircraft operating expenses       (4,663,432)     (8,711,985)        4,048,553           -2.15%        -4.01%        1.86%

SG&A expenses
Aircraft servicer fees            (7,156,758)     (7,096,352)         (60,406)           -3.29%        -3.27%       -0.03%
Other                             (2,245,584)     (3,325,000)        1,079,416           -1.03%        -1.53%        0.50%
                               ------------------------------------------------   -----------------------------------------
Sub-total                         (9,402,342)    (10,421,352)        1,019,010           -4.33%        -4.80%        0.47%

                               ------------------------------------------------   -----------------------------------------
     Total cash expenses         (14,065,774)    (19,133,337)        5,067,563           -6.48%        -8.81%        2.33%
                               ------------------------------------------------   -----------------------------------------

NET CASH COLLECTIONS
Total cash collections            239,124,747     213,289,095       25,835,652          110.09%        98.20%       11.89%
Total cash expenses              (14,065,774)    (19,133,337)        5,067,563           -6.48%        -8.81%        2.33%
Movement in expense account      (16,181,007)               0     (16,181,007)           -7.45%         0.00%       -7.45%
Interest payments               (131,565,549)   (115,723,798)     (15,841,751)          -60.57%       -53.28%       -7.29%
Swap receipts (payments)            4,844,962     (8,271,266)       13,116,228            2.23%        -3.81%        6.04%

                               ------------------------------------------------   -----------------------------------------
     Total                         82,157,379      70,160,694       11,996,685           37.82%        32.30%        5.52%
                               ------------------------------------------------   -----------------------------------------

Principal payments
A1                                          0               0                0            0.00%         0.00%        0.00%
A2                               (77,199,278)    (65,229,662)     (11,969,616)          -35.54%       -30.03%       -5.51%
B                                 (4,958,101)     (4,931,032)         (27,069)           -2.28%        -2.27%       -0.01%
C                                           0               0                0            0.00%         0.00%        0.00%
D                                           0               0                0            0.00%         0.00%        0.00%
                               ------------------------------------------------   -----------------------------------------
     Total                       (82,157,379)    (70,160,694)     (11,996,685)          -37.82%       -32.30%       -5.52%
                               ------------------------------------------------   -----------------------------------------

Notes:

The line item descriptions below should be read in conjunction with the Actual Cash Flows versus Assumed Case reports provided above.

Lease rentals. Lease rentals refers to gross revenue based on the assumptions in the offering memorandum dated April 21, 1999.

Renegotiated leases. Renegotiated leases refer to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. This can be a permanent reduction over the remaining lease term in exchange for other contractual concessions or a result of seasonal adjustments in the monthly rental amount or timing differences between the assumed case and actual rent payment due dates.

Rental resets. Rental resets are a measure of the gain or loss in rental revenue when new lease rates are different from those assumed in the Assumed Case, including lease rate adjustments for changes in interest rates on floating rate leases, lease extensions or renewals with current lessees at the end of the lease term.

Excess rents at closing. Excess rents at Closing refer to the excess of the actual rental revenue over the anticipated rental revenue under the Assumed Case. AFT received rents from April 29, 1999 forward and pro-rated rental payment from the seller, for rents earned by AFT, but received by the seller(s) prior to the close of AFT.

Contracted lease rentals. Contracted lease rentals represent the current contracted lease rental rollout which equates to the Assumed Case lease rentals less adjustments for renegotiated leases, rental resets and excess rent at closing.

Movement in current arrears balance. Movement in current arrears balance is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as bad debts.

Net stress-related costs. Net stress-related costs is a combination of all the factors which can cause actual lease rentals received to differ from the contracted lease rentals. The Assumed Case estimated net stress-related costs based on a percentage of the sum of the Assumed Case lease rentals and the interest on the lease rentals.

Bad debts. Bad debts are total contracted lease rentals in arrears, net of security deposits drawn down, owed by lessees who have defaulted and which are deemed irrecoverable. Rental arrears from non-accrual lessees are reclassified to Bad Debts when the aircraft is redelivered from the lessee.

Aircraft on ground ("AOG"). AOG is defined as the Assumed Case lease rental lost when an aircraft is off-lease and non-revenue earning.

Other leasing income. Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest.

Net lease rentals. Net lease rentals is contracted lease rentals less any movement in current arrears balance and net stress-related costs.

Interest earned. Interest earned mainly relates to interest received on cash balances held in the collection, expense and certain lessee funded accounts. Cash held in the collection account consists of the cash liquidity reserve amount of $52 million, in addition to the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The expense account contains cash set aside to pay for expenses which are expected to be payable over the next five months. Lessee funded accounts consist of cash security deposits. In most instances, interest earned from the lessee funded accounts, accrues in favor of AFT.

Net maintenance. Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid. The Assumed Case assumes that, over time, maintenance revenue will equal maintenance expenditures. However, it is unlikely that in any particular note payment period, maintenance revenue will exactly equal maintenance expenses.

Aircraft   operating   expenses.   Aircraft   operating  expenses  includes  all
operational costs related to the leasing of an aircraft including costs of re-leasing, repossession and other overhead costs.

Aircraft servicer fees. Aircraft servicer fees are amounts paid to the aircraft servicer, GE Capital Aviation Services Ltd., in accordance with the terms of the servicing agreement.

Other. Other relates to fees and expenses paid to and for other service providers including the administrative agent, financial advisor, legal advisors, auditors, rating agencies, the trustees, and other selling, general and administrative expenses.

Movement in expense account. Movement in expense account relates to increases or decreases in the accrued expense amounts transferred in or out of the expense account.

Interest payments. Interest payments represent the amount of interest paid on AFT's outstanding classes of Notes issued on May 5, 1999.

Swap receipts (payments). According to the terms of the interest rate swap agreements, AFT pays a fixed rate of interest on the notional amount of the swaps to the counterparty and in turn the counterparty pays AFT a rate of interest on the notional amount based on the 30 day LIBOR rate, which will results in monthly net swap payments paid or received.

III. Description of the Aircraft and Leases

The following tables set forth details of the aircraft owned by AFT as of December 31, 2000. See "Management's Discussion and Analysis - Recent Developments" for further information about events that have occurred subsequent to December 31, 2000.

     The following table identifies the 36 aircraft by type of aircraft.

                                                            % of Aircraft by
                      Type of    Number of                Appraised Value as of
Manufacturer         Aircraft    Aircraft     Body Type     December 31, 2000
------------         --------    --------     ---------     -----------------
Boeing             B737-300         11       Narrowbody            27.9%
                   B737-400          5       Narrowbody            12.2%
                   B767-200ER        2       Widebody               5.4%
                   B767-300ER        4       Widebody              23.9%

Airbus             A310-300          1       Widebody               2.5%
                   A320-200          7       Narrowbody            18.4%
McDonnell Douglas  DC-10-30          2       Widebody               2.7%
                   MD-83             4       Narrowbody             7.0%
                                   ---                        ----------
Total                               36                            100.0%

     All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume I, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in
Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.

     The following table identifies the countries in which the lessees of the 36 aircraft are based, calculated as of December 31, 2000.

                                                             % of Aircraft by
                                                Number of  Appraised Value as of
Country                                         Aircraft     December 31, 2000
-------                                         --------     -----------------
U.K............................................     7                21.9%
U.S............................................     5                12.9%
Italy..........................................     2                 9.1%
Belgium........................................     1                 2.6%
Brazil.........................................     3                 8.0%
Canada.........................................     4                11.9%
China..........................................     2                 5.1%
France.........................................     2                 6.4%
Indonesia......................................     1                 2.6%
India..........................................     2                 4.3%
Philippine.....................................     1                 2.5%
Spain..........................................     3                 5.0%
Ireland........................................     2                 5.1%
Mexico.........................................     1                 2.6%
                                                  ---            ---------
Total..........................................    36               100.0%


     The following table identifies the regions in which the 36 aircraft are based, calculated as of December 31, 2000.

                                                             % of Aircraft by
                                                Number of  Appraised Value as of
Region                                          Aircraft     December 31, 2000
------                                          --------     -----------------
Developed Markets
     Europe....................................     17               50.1%
     North America.............................      9               24.8%
Emerging Markets
     Asia......................................      6               14.5%
     Latin America.............................      4               10.6%
                                                  ----             -------
Total..........................................     36              100.0%

     The following table identifies the current lessees of the 36 aircraft, calculated as of December 31, 2000.

                                                             % of Aircraft by
                                                Number of  Appraised Value as of
Lessee                                          Aircraft     December 31, 2000
------                                          --------     -----------------
Air 2000 Limited.............................       1                 7.1%
Airtours International Airways Limited.......       2                 4.7%
America West Airlines, Inc...................       1                 2.7%
Linee Aeree Italiane S.p.A...................       1                 7.1%
British Airways..............................       1                 2.6%
British Midland Airways PLC..................       3                 7.5%
Canadian Airlines International Ltd..........       3                 9.3%
China Eastern Airlines Corporation Limited...       2                 5.1%
City Bird....................................       1                 2.7%
Continental Airlines, Inc....................       2                 2.7%
Eurofly S.p.A................................       1                 1.9%
Frontier Airlines, Inc.......................       1                 2.6%
Garuda Indonesian Airlines, pt...............       1                 2.6%
Jet Airways (India) Limited..................       2                 4.3%
Philippine Airlines..........................       1                 2.5%
Royal Aviation, Inc..........................       1                 2.6%
Spanair S.A..................................       3                 5.0%
Societe de Transport Aerien Regional.........       2                 6.4%
VARIG........................................       3                 8.0%
TWA..........................................       1                 4.9%
Virgin Express S.A. N.V......................       2                 5.1%
Mexicana.....................................       1                 2.6%
                                                  ---            ---------
Total........................................      36               100.0%

Total Number of Lessees: 22



     The following table lists the 36 aircraft by seat category.

                                                             % of Aircraft by
                                                Number of  Appraised Value as of
Seat Category       Aircraft Types              Aircraft     December 31, 2000
-------------       --------------              --------     -----------------
121-170             B737-300, B737-400, MD-83      20                47.1%
135-180                              A320-200       7                18.4%
171-240      A310-300, B767-200ER, B767-300ER       7                31.8%
240+                                 DC-10-30       2                 2.7%
                                                  ---            ---------
Total                                              36               100.0%

     The  following   table   identifies   the  aircraft  by  year  of  aircraft
manufacture. The weighted average age of the 36 aircraft as of December 31, 2000 is approximately 6.4 years.

                                                             % of Aircraft by
                                                Number of  Appraised Value as of
Year of Manufacture                             Aircraft     December 31, 2000
-------------------                             --------     -----------------
1980.........................................       1                 1.2%
1982.........................................       1                 1.4%
1986.........................................       1                 1.5%
1987.........................................       2                 5.4%
1988.........................................       1                 2.5%
1989.........................................       1                 1.7%
1991.........................................       6                15.9%
1992.........................................       4                11.2%
1993.........................................       1                 2.6%
1996.........................................       5                12.9%
1997.........................................      10                26.8%
1998.........................................       1                 2.7%
1999.........................................       2                14.2%
                                                 ----            ---------
Total........................................      36               100.0%


     Further particulars of the 36 aircraft, calculated as of December 31, 2000, are contained in the table below:

                                                                                                     Date         Appraised
                                                                                                      of         Value as of
             Country in which                             Aircraft           Engine       Serial     Manu-      December 31,
Region       Aircraft is based          Lessee              Type              Type        Number    facture         2000
------       -----------------          ------              ----              ----        ------    -------         ----
Europe (Developed)                                                                                                  ($000)
             Belgium             City Bird             B737-400         CFM56-3C1            28491   11/96         $31,153
             France              STAR Airlines         A320-200         CFM56-5B4              737    9/97          38,180
             France              STAR Airlines         A320-200         CFM56-5B4              749    9/97          37,553
             Ireland             Virgin Express        B737-300         CFM56-3C1            28333    8/96          28,523
             Ireland             Virgin Express        B737-400         CFM56-3C1            28489   11/96          31,237
             Italy               Alitalia              B767-300ER       CF6-80C2B7F          30008    3/99          83,763
             Italy               Eurofly S.p.A.        MD-83            JT8D-219             53199    3/92          22,940
             Spain               Spanair S.A.          MD-83            JT8D-219             49398   11/86          17,390
             Spain               Spanair S.A.          MD-83            JT8D-219             49791    9/89          20,443
             Spain               Spanair S.A.          MD-83            JT8D-219             53198    4/91          21,387
             United Kingdom      Air 2000              B767-300ER       CF6-80C2B7F          29617    3/99          83,807
             United Kingdom      Airtours              A320-200         CFM56-5A3              221    9/91          27,827
             United Kingdom      Airtours              A320-200         CFM56-5A3              222   10/91          27,670
             United Kingdom      British Airways       B737-300         CFM56-3C1            28548   12/97          30,347
             United Kingdom      British Midland       B737-300         CFM56-3C1            28554   12/96          28,673
             United Kingdom      British Midland       B737-300         CFM56-3C1            28557    3/97          29,513
             United Kingdom      British Midland       B737-300         CFM56-3C1            28558    4/97          29,533

                                       13

North America (Developed)
             United States       America West          B737-300         CFM56-3C1            28740    6/98          31,750
             United States       Continental           DC-10-30         CF6-50C2             46584    2/80          14,343
             United States       Continental           DC-10-30         CF6-50C2             48292    2/82          17,133
             United States       Frontier Airlines     B737-300         CFM56-3C1            28563    8/97          29,977
             United States       TWA                   B767-300ER       PW4060               25403    1/92          58,167
             Canada              Canadian Airlines     A320-200         CFM56-5A1              210    7/91          26,903
             Canada              Canadian Airlines     A320-200         CFM56-5A1              231    9/91          27,487
             Canada              Canadian Airlines     B767-300ER       CF6-80C2B6F          25221    7/91          55,613
             Canada              Royal Aviation        A310-300         CF6-80C2A2             448    2/88          30,033
Asia (Emerging)
             China               China Eastern         B737-300         CFM56-3C1            28561    6/97          29,917
             China               China Eastern         B737-300         CFM56-3C1            28562    7/97          29,987
             India               Jet Airways           B737-400         CFM56-3C1            25663   11/92          25,210
             India               Jet Airways           B737-400         CFM56-3C1            25664   11/92          25,067
             Indonesia           Garuda                B737-400         CFM56-3C1            28490   11/96          30,997
             Philippines         Philippine            B737-300         CFM56-3C1            28559    5/97          29,683

Latin America (Emerging)
             Brazil              VARIG                 B737-300         CFM56-3C1            28564   11/97          30,364
             Brazil              VARIG                 B767-200ER       CF6-80C2B            23805    7/87          32,253
             Brazil              VARIG                 B767-200ER       CF6-80C2B            23806    7/87          31,790
             Mexico              Mexicana              A320-200         V2500-A1               373    1/93          30,790
                                                                                                             -------------
Total                                                                                                           $1,177,403


                                       14